Exhibit 10.1

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO
RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the
Securities and Exchange Commission.

Amendment No. 1 to Hologram Agreement

This Amendment No. 1 to the Hologram Agreement dated as of February 28, 2003 (the “Agreement”) by and between MasterCard International Incorporated, a Delaware corporation with offices at 2000 Purchase Street, Purchase, New York 10577-2509 (“MasterCard”), and American Bank Note Holographics, Inc., a Delaware corporation with offices at 399 Executive Blvd., Elmsford, NY 10523 (“ABNH”), is made as of September 29, 2003.

The parties to the Agreement, in consideration of the mutual promises, covenants, and conditions set forth herein, agree as follows:

1.0                                 The Agreement is hereby amended to include the manufacture and supply of holograms having the specifications set forth on Exhibit A1 attached hereto (the “Debit Holograms”).  ABNH shall manufacture, and MasterCard shall purchase, the Debit Holograms under the Agreement pursuant to the same terms and in the same manner as the holograms described in Exhibit A of the Agreement.  For the removal of doubt, the purchase price for the Debit Holograms shall equal the purchase price for the standard holograms as set forth in Section 5.1 of the Agreement.

2.0                                 The Agreement is hereby amended by deleting the first sentence of Section 1.3 and substituting the following sentence in lieu thereof: “This Agreement shall be effective as of the date first set forth  above and shall remain in effect for a period of eight years from such date, unless terminated earlier or extended as provided herein (the  “Term”).”

3.0                                 The Agreement is hereby amended by inserting the following new sentence at the beginning of Section 4.1 of the Agreement:  “ABNH hereby licenses to MasterCard all copyright rights it owns or may acquire in each MasterCard hologram.” For the removal of doubt, pursuant to Section 4 of the Agreement, MasterCard shall have and retain ownership of each MasterCard hologram design.

4.0                                 The parties agree the purchase price for the holograms specified in Section 5.1 of the Agreement that are applicable as of January 1, 2006 shall remain in effect from that date through the end of the term of the Agreement.

5.0                                 The parties agree that except as set forth herein, the Agreement shall remain unchanged and in full force and effect.

6.0                                 This Amendment shall in all respects be governed, interpreted and enforced in accordance with the internal laws of the State of New York without reference to principles and conflicts of law, whose courts sitting in New York County or Westchester County shall have sole jurisdiction in all claims.

IN WITNESS WHEROF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MASTERCARD INTERNATIONAL INCORPORATED		AMERICAN BANK NOTE HOLOGRAPHICS, INC.

By:	/s/ Ann Schmitt	By:	/s/ Kenneth H. Traub
Title:	VP, Risk Solutions and Management	Title:	President and CEO

EXHIBIT A1

DEBIT HOLOGRAM SPECIFICATIONS

1.0                                               MATERIAL

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2.0                                               DESIGN

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3.0                                               DIMENSIONS

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4.0                                               HOLOGRAM CHARACTERISTICS

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* Confidential.